EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of June 14, 2013, is by and among PRIMO WATER CORPORATION, a corporation organized under the laws of the State of Delaware (“Parent”), PRIMO PRODUCTS, LLC, a limited liability company organized under the laws of the State of North Carolina (“Products”), PRIMO DIRECT, LLC, a limited liability company organized under the laws of the State of North Carolina (“Direct”), PRIMO REFILL, LLC, a limited liability company organized under the laws of the State of North Carolina (“Refill”), PRIMO ICE, LLC, a limited liability company organized under the laws of the State of North Carolina (“Ice”; and together with Parent, Products, Direct, Refill and any other Person that at any time after the date hereof becomes a Borrower, each a “Borrower” and collectively, the “Borrowers”), PRIMO REFILL CANADA CORPORATION, a corporation organized under the laws of the Province of British Columbia, Canada (“Canadian Guarantor”; and together with any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”), and COMVEST CAPITAL II, L.P., a Delaware limited partnership (in its individual capacity, “Comvest”), in its capacity as lender (in such capacity, the “Lender” and collectively with any other lender which may hereafter become a party hereto, the “Lenders”).

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors and the Lenders are parties to that certain Credit and Security Agreement dated as of April 30, 2012, as amended by the First Amendment to Credit and Security Agreement dated as of November 6, 2012 (the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement to, among other things, provide for an additional $3,000,000 term loan to fund fees and expenses related to this Amendment and for other general corporate purposes and, subject to the satisfaction of the conditions set forth herein, the Lenders are willing to do so on the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO THE CREDIT AGREEMENT

1.1            Amendment to Section 1.2.  Upon the Second Amendment Effective Date (as defined below), Section 1.2 of the Credit Agreement shall be amended as follows:

(a) The definition of Business Reduction Event set forth therein shall be deleted in its entirety.

(b)  The defiition of “Term Loan” shall be deleted in its entirety and replaced with the following:

““Term Loan(s)” shall mean, collectively, the Closing Date Term Loan and the Add-On Term Loan.”

(c)  The definition of “Term Note” shall be deleted in its entirey and replaced with the following:

““Term Note(s)” shall mean, collectively, the Closing Date Term Note and the Add-On Term Note.”

1.2            Additional Definitions.   Upon the Second Amendment Effective Date, the following definitions shall be added to Section 1.2 of the Credit Agreement in their entirety in proper alphabetical order and shall read as follows:

““Add-On Term Loan” shall have the meaning provided in Section 2.1.”

““Add-On Term Note” shall mean the promissory note of Borrowers issued to Lender on the Second Amendment Effective Date as described in Section 2.1(c) below.”

““Closing Date Term Loan” shall have the meaning provided in Section 2.1.”

““Closing Date Term Note” shall mean the promissory note of Borrowers issued to Lender on the Closing Date as described in Section 2.1(c) below.”

““Second Amendment” shall mean the Second Amendment to Credit and Security Agreement dated as of June 14, 2013 by and among the Borrowers, the Guarantors and the Lenders.”

““Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.”

1.3            Amendment to Sections 2.1(a) and 2.1(c).  Sections 2.1(a) and 2.1(c) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(a)  Subject at all times to all of the terms and conditions of this Agreement, (i) on the Closing Date in a single borrowing, the Lender extended to the Borrowers a term loan in the principal amount of $15,150,000 (the “Closing Date Term Loan”) and (ii) subject to all the terms and conditions of the Second Amendment (including, without limitation, Section 2.2 therein), on the Second Amendment Effective Date, the Lender will extend to the Borrowers a term loan in the principal amount of $3,000,000 (the “Add-On Term Loan”).  The Add-On Term Loan shall be borrowed in a single borrowing on the Second Amendment Effective Date, and any principal amounts repaid in respect of the Closing Date Term Loan or the Add-On Term Loan may not be reborrowed.  The Closing Date Term Loan and the Add-On Term Loan shall be due and payable in full on the Termination Date, subject to earlier prepayment as herein provided.”

“(c) The Closing Date Term Loan shall be evidenced by the Closing Date Term Note and the Add-On Term Loan shall be evidenced by the Add-On Term Note, each a secured Term Note, as applicable, of the Borrowers payable, jointly and severally, to the Lender or its registered assigns substantially in the form of Exhibit A attached hereto.  The terms of the Term Notes are incorporated into this Agreement by this reference.

1.4            Amendment to Section 2.2(b).  Section 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  In the event of any prepayment of all or any portion of the Term Loan for any reason whatsoever (including, without limitation, as a result of any acceleration of the Term Loan resulting from an Event of Default, any mandatory prepayment or any voluntary prepayment), in addition to the payment of the subject principal amount and all unpaid accrued interest thereon, the Borrowers, jointly and severally, shall be required to pay to the Lender a prepayment premium in an amount equal to (i) five percent (5%) of the principal amount being prepaid if such prepayment is made or required to be made after the Second Amendment Effective Date but on or before the twelfth (12th) month following the Second Amendment Effective Date, or (ii) three percent (3%) of the principal amount being prepaid if such prepayment is made or required to be made after the twelfth (12th) month  following the Second Amendment Effective Date but on or before the twenty fourth (24th) month following the Second Amendment Effective Date or (iii) one percent (1%) of the principal amount being prepaid if such prepayment is made or required to be made after the twenty fourth (24th) month  following the Second Amendment Effective Date but on or before the Termination Date.”

1.5            Amendment to Section 7.6.  Section 7.6 of the Credit Agreement is amended by deleting Section 7.6(d) in its entirety and replacing it with the following:
“(d)            Reserved.”

1.6            Amendment to Section 10.  Section 10 of the Credit Agreement is amended by deleting Section 10.17 in its entirety and replacing it with the following:

“10.17 Reserved.”

1.7            Limitations; No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement and all Other Documents shall remain unchanged and in full force and effect, and Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreement and the Other Documents.  The amendments contained herein are limited to the precise terms hereof, and Lender is not obligated to consider or consent to any additional request by any Borrower for any other amendment with respect to the Credit Agreement or any Other Document.

1.8             Amendment Fee; Funding Fee.  In consideration of the agreements of the Lender set forth herein, Borrowers, jointly and severally, shall pay the Lenders (i) an amendment fee in the aggregate amount of $350,000 (the “Amendment Fee”), which Amendment Fee shall be fully earned and shall be payable as of the Second Amendment Effective Date and (ii) a funding fee in the aggregate amount of $75,000 (the “Funding Fee”), which Funding Fee shall be fully earned and shall be payable on the date of funding of the Add-On Term Loan.  The Borrowers shall pay the Amendment Fee to the Lender upon execution of this Amendment and the Funding Fee upon the funding of the Add-On Term Loan.

1.9            Amendment of Exhibit A.  Exhibit A to the Credit Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS; CONDITIONS PRECEDENT.

2.1            Representations, Warranties and Covenants.  Borrowers and Guarantors hereby represent, warrant, covenant and agree to and in favor of Lender the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which are a continuing condition of the making of the Term Loans to Borrowers:

(a)    This Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantor in connection herewith (the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Canadian Guarantor which is party hereto and thereto, as the case may be, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute the legal, valid and binding obligations of such Borrower and Canadian Guarantor, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(b)    The execution, delivery and performance of the Amendment Documents (a) are all within each Borrower’s and Canadian Guarantor’s respective powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, partnership agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Canadian Guarantor is a party or by which any Borrower or Canadian Guarantor or its property are bound;

(c)    Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the assets and properties of Borrowers and Guarantors heretofore granted to Lender pursuant to the Other Documents or otherwise granted to or held by Lender, except as permitted by the Other Documents or consented to by Lender;

(d)    All of the representations and warranties set forth in the Credit Agreement and the Other Documents are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(e)    After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from the execution or effectiveness of this Amendment, and each Borrower and Guarantor is in full compliance with all covenants and agreements contained therein;

(f)    This Amendment was reviewed by each Borrower and Guarantor, which acknowledges and agrees that it (i) understands fully the terms of this Amendment and the consequences of the issuance hereof, (ii) has been afforded an opportunity to have this Amendment  reviewed by, and to discuss this Amendment with, such attorneys and other persons as it may wish, (iii) has entered into this Amendment of its own free will and accord and without threat or duress, and (iv) this Amendment and all information furnished to Lender is made and furnished in good faith, for value and valuable consideration.

2.2            Conditions to Effectiveness of this Amendment.  Article I of this Amendment shall become effective when, and only when, the following conditions have been satisfied as reasonably determined by Lender in its sole discretion (the “Second Amendment Effective Date”):

(a)            Lender shall have received a duly authorized and executed copy of this Amendment from each of the Borrowers and the Guarantors.

(b)            The Lender shall have received the amended and restated Closing Date Term Note (capitalizing accrued and unpaid interest through June 13, 2013) and the Add-On Term Note each duly executed and delivered by an authorized officer of the Borrowers in favor of the Lender.

(c)            Lender shall have received the consent of the Revolving Loan Agent, on behalf of the lenders under the Revolving Loan Agreement, evidencing their consent and approval of the transactions contemplated by this Amendment including, without limitation, amending the Intercreditor Agreement to reflect the same.

(d)            Lender shall have received a copy of the resolutions of the board of directors (or equivalent authority) of each Loan Party authorizing the execution, delivery and performance of this Amendment and the other Amendment Documents to which it is a party as certified by the Secretary or an Assistant Secretary of each Loan Party as of the Second Amendment Effective Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

(e)            Lender shall have received good standing certificates or certificates of status or certificates of compliance, as applicable, for each Loan Party dated as of a recent date prior to the Second Amendment Effective Date, issued by the Secretary of State or other appropriate official of each such Loan Party’s jurisdiction of incorporation or formation.

(f)            The representations and warranties set forth in Section 2.1 of this Amendment shall be true and correct.

(g)            Borrowers shall have paid the Amendment Fee and, upon funding of the Add-On Term Loan, the Funding Fee to Lender in immediately available funds.

(h)            Borrowers shall have paid all reasonable out-of-pocket fees, costs and expenses incurred by Lender in connection with this Amendment and each Other Document (including, without limitation, reasonable legal fees and expenses of counsel to Lender).

ARTICLE III

MISCELLANEOUS

3.1            Ratification of Obligations and Canadian Guaranty.  Each Borrower and Guarantor hereby acknowledges and consents to all of the terms and conditions of this Amendment and the other Amendment Documents executed and delivered in connection herewith or pursuant hereto.  Canadian Guarantor hereby ratifies and confirms the Guarantee and each Other Document to which it is a party.  Each Borrower and Guarantor hereby ratifies and confirms the Credit Agreement, as amended hereby, each Other Document to which such Borrower or Guarantor is a party, and the Obligations owing under or pursuant to the Credit Agreement.  Each Borrower and Guarantor agrees that nothing contained in this Amendment or the other Amendment Documents shall adversely affect any right or remedy of  Lender under the Guarantee.  Canadian Guarantor hereby agrees that all references in the Guarantee to the “Obligations” shall include, without limitation, the obligations of the Borrowers to the Lender under the Credit Agreement previously amended or as amended hereby.  Canadian Guarantor hereby represents and acknowledges that the execution and delivery of this Amendment and the other Amendment Documents executed in connection herewith shall in no way reduce or adversely affect its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under the Guarantee and each Other Document to which it is a party and shall not constitute a waiver by Lender of any rights against Canadian Guarantor.

3.2            Ratification of Liens.  Each Borrower and Guarantor hereby acknowledges and agrees that the Liens that it granted pursuant to the Credit Agreement and the Other Documents are valid, subsisting, perfected, and enforceable Liens and are superior to all Liens, other than Permitted Encumbrances permitted under the Credit Agreement or any other exceptions approved by the Lender in writing.

3.3            Effect on the Loan Documents.  Upon the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended from time to time.

3.4            Release.  Each Borrower and Guarantor does, for itself and its successors and assigns, remise, release and discharge Lender and its respective predecessors, successors and assigns and each of its respective officers, directors, agents, employees, attorneys and financial and other advisors harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which any Borrower or Guarantor or its successors or assigns has had or may now or hereafter claim to have against Lender or any of its predecessors, successors and assigns or any of its officers, directors, agents, employees, attorneys and financial and other advisors in any way arising from or connected with the Credit Agreement or any Other Document or the arrangements set forth therein or transactions thereunder up to and including the Second Amendment Effective Date, or the transactions contemplated thereby.  This release and discharge may be pleaded as a defense, counterclaim or cross-claim and shall be admissible into evidence without any foundation testimony whatsoever.

3.5            Terms.  All capitalized terms used herein shall have the meaning assigned thereto in the Credit Agreement, unless otherwise defined herein.

3.6            Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising hereunder, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

3.7            Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

3.8            Entire Agreement.  This Amendment is intended by the parties hereto as a final expression of their agreement and constitutes the entire agreement of the parties with respect to the subject matter of this Amendment and all prior and contemporaneous agreements of the parties hereto with respect to the subject matter hereof (whether written or oral) are hereby superseded by and merged into this Amendment.

3.9            Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	PRIMO WATER CORPORATION,
a Delaware corporation

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO PRODUCTS, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO DIRECT, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO REFILL, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO ICE, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

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GUARANTOR:	PRIMO REFILL CANADA CORPORATION

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

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LENDER:	COMVEST CAPITAL II, L.P.,
as Lender

	By:	ComVest Capital II Partners, L.P., its General Partner

	By:	ComVest Capital II Partners UGP, LLC, its General Partner

By:	/s/ Greg Reynolds
Name:	Greg Reynolds
Title:	Managing Director